                                  EXHIBIT 23.3

                                 [LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration
Statement on Form S-4 of our report dated April 25, 2001, with respect to the financial statements of Third Enterprise Service Group, Inc. as of December 31, 2000 and for
the year then ended, and the periods April 6, 1999 (date of incorporation) to December 31,
1999 and 2000, filed with the Securities and Exchange Commission.

Kingery, Crouse & Hohl, P.A.

April 25, 2001

Tampa, Florida